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                                                                    EXHIBIT 21.1

                          Subsidiaries of Mediacom LLC
                          ----------------------------

                                     State of
                                  Incorporation
Subsidiary                       or Organization         Names under which subsidiary does business
----------                       ---------------         ------------------------------------------
Mediacom Arizona LLC                Delaware             Mediacom Arizona Cable Network LLC

Mediacom California LLC             Delaware             Mediacom California LLC


Mediacom Capital Corporation        New York             Mediacom Capital Corporation


Mediacom Delaware LLC               Delaware             Mediacom Delaware LLC
                                                         Maryland Mediacom Delaware LLC

Mediacom Southeast LLC              Delaware             Mediacom Southeast LLC
                                                         Mediacom Southeast L.L.C.
